Stock Purchase Agreement

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into this 16th day of October, 1997 by and between Associated Reciprocal Traders, Ltd., a British Virgin Islands corporation with principal offices c/o First Anguilla Trust Co., Victoria House, Box 58, Anguilla, British West Indies ("ART") on the one hand, and Quisqueya Lines y Constructora C. por A. a Dominican Republic corporation with principal offices at Calle 20, #3, El Embrujo II, Santiago, Republica Dominicana ("Selling Shareholder"), Dr. Jose Pineda and Mr. Jose Abreu ("Pineda and Abreu") and Villa Punta Ballena C. por A., a Dominican Republic corporation with principal offices at Calle 20, #3, El Embrujo II, Santiago, Republica Dominicana ( "VPB Samana"), on the other hand. Selling Shareholder, Pineda and Abreu, and VPB Samana may be referred to hereafter as "Sellers".

PREMISES

         A. ART and Sellers have negotiated a transaction whereby ART will acquire shares of the issued and outstanding common stock of VPB Samana held by Selling Shareholder which represent sixty percent (60%) of the issued and outstanding stock of VPB Samana, for consideration in the form and on the schedule hereafter set forth in this Agreement.

         B. The primary asset of VPB Samana is a project known as the Villas Punta Ballena Samana Resort (the "Project") located in the northeast corner of the Dominican Republic on the Bay of Samana. ART and Pineda and Abreu desire to construct and develop the Project as the primary business of VPB Samana.

         C. The Parties have reached an agreement as to the business terms of the transaction and desire to set forth the details in this Agreement.

AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the Parties agree as follows:

I.       ACQUISITION

         Selling Shareholder shall sell and ART shall purchase three thousand six hundred (3,600) shares of the issued and outstanding capital stock of VPB Samana which is owned by Selling Shareholder (the "Selling Shareholder Stock"), no matter how such stock may be denominated. The number of VPB Samana shares purchased shall, in any event, constitute not less than sixty percent (60%) of the issued and outstanding stock of VPB Samana. In no event shall the balance of the shares issued and outstanding be held by anyone other than Pineda and Abreu, except for the four shares currently issued at one share each to four shareholders.

II.      PURCHASE PRICE

         A. ART agrees to purchase the Selling Shareholder Stock for the sum of Seven Million Three Hundred Ninety-one Thousand Six Hundred Ninety-one and 78/100 United States Dollars (US$7,391,691.78).

                  B. The consideration for the Selling Shareholder Stock shall be paid in the following form and on the following schedule:

                           (1) At the  closing of this  Agreement,  as set forth
                  below, ART shall deliver to the Selling Shareholder

                           (i) Five Hundred Thousand United States Dollars (US$500,000.00) in readily available funds and as reasonably directed by Selling Shareholder;

                           (ii) Certificates representing the securities listed on Exhibit "A" hereto which is incorporated herein by this reference, and any dividends accruing thereto but not yet paid together with stock powers in such form as to allow transfer of such securities on the books and records of the issuers thereof; and

                           (iii) a promissory note in the principal sum of Five Hundred Thousand United States Dollars ($500,000.00) payable to the Selling Shareholder according to its terms as hereafter described.

                           (2) Upon the  finalization  and  approval of a credit
                  facility agreement for funding of construction of the Project in a sum of not less than Thirty-Five Million United States Dollars (US$35,000,000.00) by a bank or other institution reasonably acceptable to ART, ART shall pay to the Selling Shareholder the sum of Two Hundred Fifty Thousand United States Dollars (US$250,000.00) in readily available funds and as reasonably directed by Pineda and Abreu.

                           (3) Within five (5) business days of the  substantial
                  beginning of construction on the Project, ART shall cause issuance to the Selling Shareholder of One Million United States Dollars (US$1,000,000.00) in value of the authorized but previously unissued common stock of ITEX Corporation, a Nevada corporation, in such denominations as the Selling Shareholders shall reasonably direct in writing. The number of shares making up said value shall be based upon US$1,000,000 divided by the average bid price of the common stock of ITEX Corporation on the NASDAQ stock market for the five (5) business days immediately preceeding the date upon which such stock is to be issued. Fractional shares will not be issued.

                  Said stock, will be "restricted stock" as that term is defined pursuant to the Securities Act of 1933 (the "Act") and will bear a legend substantially to the effect that the shares may not be transferred without being registered under the Act or ITEX Corporation receiving an opinion of counsel satisfactory to ITEX Corporation that an exemption from registration is available.

                  "Substantial beginning of construction" for purposes of this subsection II.B(3) shall mean the taking of steps toward actual construction, including, but not limited to delivery of equipment, building materials, and construction labor to the construction site and substantial breaking of ground as shown by earth moving, the construction of foundation footings or forms or such other steps as reflect a substantial and material step toward construction.

III.     CLOSING

                  A. The closing for the transaction shall be held on October 16, 1997, (the "Closing Date") at 11:00 a.m., local time, at the offices of First Anguilla Trust Co., Victoria House, Anguilla, British West Indies, or at such other time and place as shall be mutually agreed to in writing by the Parties.

                  B. Deliveries by VPB Samana. VPB Samana shall deliver the following to ART, in addition to such other instruments as ART may reasonably request or as may otherwise be necessary to consummate the transaction contemplated hereby:

                           (1) Certificate of good standing from the appropriate
                  authorities, issued as of a date no more than thirty (30) days before or after the Closing Date, certifying that VPB Samana is in good standing as a corporation in the jurisdiction of incorporation.

                  C. Deliveries by Selling Shareholder. The Selling Shareholder shall deliver the following to ART at Closing:

                  (1) Certificates representing sixty percent (60%) of the issued and outstanding shares of VPB Samana and owned by Selling Shareholder accompanied by blank stock powers in form acceptable to ART and such as to permit transfer of the Selling Shareholder Stock on the books and records of VPB Samana.

                  D. Deliveries by ART. ART shall deliver the following to the Selling Shareholder and/or VPB Samana in addition to any other instruments as may otherwise be necessary to consummate the transaction contemplated hereby:

                           (1)     Negotiable funds in the sum of US$500,000.00.

                           (2) The securities listed on Exhibit "A" hereto which
                  is incorporated herein by this reference, together with stock powers in such form as to allow transfer of such securities on the books and records of the issuers thereof; and

                           (3) A promissory  note in the  principal  sum of Five
                  Hundred Thousand United States Dollars ($500,000.00), bearing no interest and payable to Pineda and Abreu not later than November 18, 1997, conditioned upon the fact that ART shall receive the documents required to be delivered to it by VPB Samana and Pineda and Abreu pursuant to Article V.D hereof, inspection of the same by ART and resulting in the reasonable conclusion by ART (when combined with such independent investigation as may be made by ART in its sole discretion) that VPB Samana has no undisclosed liabilities and the representations and warranties of the Selling Stockholders and VPB Samana are true and correct.

IV.      TERMINATION

                  A. This Agreement may be terminated by either Party at any time prior to the Closing Date if:

                           (1)  A  review  of  all   financial   and   corporate
                  information, proof of ownership of assets, accounts receivable, bank statements and copies of deeds, liens, mortgages, a certificate of good standing, and any other documents that may be reasonably relied upon and required by a Party to make an accurate determination of the status and value of the other Party and to discharge the obligation of due diligence, causes the Party to make a reasonable determination that the transaction proposed in this Agreement is not in its best interests. Should either Party so determine, this Agreement may be terminated, with no further obligation, or an amendment hereto agreeable to both Parties may be proposed; OR

                           (2) There shall be any actual or threatened action or
                  proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transaction contemplated by this Agreement and which, in the judgment of either Party, made in good faith and on the advice of legal counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement; OR

                           (3) Any of the transactions  contemplated  herein are
                  disapproved by any regulatory authority whose approval is required to consummate such transactions, or in the judgment of the board of directors of either Party, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the acquisition.

                  B. In the event of termination under this Article, no obligation, right, or liability shall arise hereunder, and each Party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transaction contemplated hereby.

V.   REPRESENTATIONS, WARRANTIES, & COVENANTS OF VPB Samana AND PINEDA AND ABREU

         VPB Samana and Pineda and Abreu, jointly and severally, represent, warrant and covenant as follows:

                  A. Organization. VPB Samana is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the Dominican Republic and has the corporate power, and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities, to own all of its properties and assets and to carry on its business, in all material respects as it is now being conducted, and in particular, the Project. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of VPB Samana's articles of incorporation or bylaws, or any other agreement to which it is a party or by which it is bound.

                  B. Approval of Agreements. VPB Samana has full power, authority, and legal right and has taken, or shall take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transaction herein contemplated. The board of directors of VPB Samana has authorized and approved the execution, delivery, and performance of this Agreement and the transaction contemplated hereby. This Agreement has been duly authorized, executed, and delivered by VPB Samana and is the legal, valid and binding obligation of VPB Samana, enforceable in accordance with its terms.

                  C. Capitalization. The authorized capitalization of VPB Samana consists of ten thousand (10,000) shares of stock, of which six thousand (6,000) shares are issued and outstanding as of the Closing Date. All issued and outstanding shares are and shall be legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person as of the Closing Date. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of VPB Samana.

                  Furthermore, VPB Samana represents and warrants to ART that the Selling Shareholder Stock to be transferred hereunder is entitled to be and will be transferred on its books and records upon proper delivery and execution of the certificates representing such Stock.

                  D.       Financial Statements.

                           (1) Not later than  November 15, 1997 VPB Samana will
                  have provided to ART the following with respect to VPB Samana:

                           (i) financial statements and financial documentation for the period of time between the incorporation of VPB Samana and the date of Closing, whether audited or not;

                           (ii) any available pro-forma financial information including business plans concerning the Project;

                           (iii) due-diligence materials reasonably requested by ART;

                           (iv)  articles of incorporation and by-laws;

                           (v)   proof  of   ownership   of   assets,   accounts
                           receivable, bank statements, and copies of deeds, liens, mortgages;

                           (vi) a certificate of good standing issued by the jurisdiction of incorporation;

                           (vii) any other documents that may be reasonably required by ART to complete its due diligence for the transactions contemplated in this Agreement and to permit ART to act as a fully empowered majority shareholder of VPB Samana upon transfer of the Shareholders' Stock to ART.

                           (2) VPB Samana warrants that all financial statements
                  it provides have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements.

                           (3) The books and records,  financial and  otherwise,
                  of VPB Samana are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of VPB Samana.

                           (4) VPB Samana has filed or will have filed as of the
                  Closing Date all tax returns required to be filed by it from inception to the Closing Date. Except as disclosed, there are no tax liens upon any of the assets of, and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of VPB Samana.

                  E. Information. The information concerning VPB Samana set forth in this Agreement and in any Exhibits attached hereto are, as of the respective dates of such information, complete and accurate in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

                  F. No Options or Warrants. There are no warrants or options, other calls, or commitments of any character relating to the authorized and unissued stock of VPB Samana as of the Closing Date. In addition, from and after the execution of this Agreement, VPB Samana will not issue any additional stock without the written consent of ART.

                  G. Absence of Certain Changes or Events. Since the date of the most recent balance sheet described in Article V.D, including the additional information referred to in Article V.E:

                           (1) There has not been any material adverse change in
                  the business, operations, properties, level of inventory, assets, or condition of VPB Samana taken as a whole.

                           (2)      VPB Samana has not:

                           (i) amended its articles of incorporation or bylaws;

                           (ii) declared or made, or agreed to declare or make, any payment or dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock;

                           (iii) entered into any other material transactions;

                           (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

                           (v) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds One Thousand United States Dollars (US$1,000.00);

                           (vi) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

                           (vii) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof;

                           (viii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business and specifically except in connection with the Project;

                           (ix) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material; OR

                           (x) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

                  H. Title and Related Matters. VPB Samana has good and marketable title to all of its properties, inventory, interests in properties, and assets, free and clear of all mortgages, security interests, royalties, liens, pledges, charges, or encumbrances, except (a) statutory liens or claims not yet delinquent; and (b) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. Specifically, and without limiting the generality of the foregoing, VPB Samana has good and marketable title to all aspects of the Project.

                  I. Litigation and Proceedings. There are no actions, suits, administrative or other proceedings pending or, to the knowledge of VPB Samana threatened by or against it or affecting its properties, at law or at equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. VPB Samana does not have any knowledge of any default on its part or the part of with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

                  J.       Contracts.

                           (1) All contracts,  agreements,  franchises,  license
                  agreements, and other commitments to which VPB Samana is a party or by which its properties are bound and which are material to the operations or financial condition of are valid and enforceable by VPB Samana in all material respects;

                           (2) VPB Samana is not a party to or bound by, and its
                  properties are not subject to, any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as VPB Samana can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of VPB Samana, particularly the Project;

                  AND

                           (3) VPB Samana is not a party to any oral or written:

                           (i) contract for the employment of any officer, director, or employee which is not terminable on thirty (30) days' (or less) notice;

                           (ii) profit-sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement;

                           (iii) agreement, contract, or indenture relating to the borrowing of money other than as relates to the Project;

                           (iv) guarantee of any obligation, other than one on which VPB Samana is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed One Thousand United States Dollars (US$1,000);

                           (v) consulting or other similar contract with an unexpired term for more than one year or providing for payments in excess of One Thousand United States Dollars (US$1,000) in the aggregate;

                           (vi) collective bargaining agreement;

                           (vii) agreement with any present or former officer, or

                           (viii)  contract,   agreement,  or  other  commitment
                           involving payments by it of more than One Thousand United States Dollars (US$1,000), in the aggregate.

                  K. Material Contract Defaults. VPB Samana is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to its business, operations, properties, assets, or condition taken as a whole, and there is no event of default or other event which, with notice and lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which VPB Samana has not taken adequate steps to prevent such a default from occurring.

                  L. No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transaction contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which VPB Samana is a party or to which any of its properties or operations is subject.

                  M. Governmental Authorization. VPB Samana has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement and specifically, has received all permits and other governmental authorizations necessary to proceed with the Project. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by VPB Samana of this Agreement and the consummation by VPB Samana of the transactions contemplated hereby.

                  N. Compliance with Laws and Regulations. VPB Samana has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of VPB Samana taken as a whole or except to the extent that noncompliance would not result in the occurrence of any material liability for VPB Samana.

                           The  Selling   Shareholder   has  complied  will  all
                  applicable statutes and regulation of any federal, state, or other governmental entity or agency thereof necessary to permit transfer of the VPB Samana stock to be transferred by Selling Shareholder to ART as contemplated in this Agreement.

                  O. Membership of ART Representatives on VPB Board of Directors. Immediately after Closing VPB Samana and Pineda and Abreu shall have taken such actions as may be necessary to reflect membership on the board of directors of VPB Samana of individuals designated by ART to serve as directors in a number consistent with ART's majority ownership of the stock of VPB Samana.

                  P. Corporate Opportunities. Pineda and Abreu hereby covenant and agree that should the possible acquisition of additional property in the Samana area of the Dominican Republic come to their attention, or alternatively, should the Pineda and Abreu have, at the time, of closing such additional property in the Samana area, they, and each of them must offer such property or the acquisition of such property to the VPB Samana at the cost and upon the same terms as the acquisition could or was made to the Pineda and Abreu. To effect this requirement to offer, Pineda and Abreu shall promptly notify each of the directors of VPB Samana, in writing, that the Pineda and Abreu have or are proposing to acquire additional property in the Samana aea, including the price and erms on which such acquisition was or can be made. VPB Samana, through its Board of Directors, shall then have thirty (30) calendar days from the date of such notice to inform the Pineda and Abreu, in writing, that VPB Samana will exercise its right to acquire such property on the same terms and conditions available to Pineda and Abreu. If VPB Samana elects not to go forward with such acquisition or does not respond in writing within the 30 day period, Pineda and Abreu are free to make such acquisition, or retain such property, for themselves, so long as the price, terms and conditions of such acquisitions are as disclosed to VPB Samana.


VI.      REPRESENTATIONS, COVENANTS, & WARRANTIES OF ART

         ART represents and warrants as follows:

                  A. Organization. ART is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power, and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities, to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets, or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this
                  Agreement in accordance with the terms hereof will not, violate any provision of ART's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

                  B. Approval of Agreements. ART has full power, authority, and legal right and has taken, or shall take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transaction herein contemplated. The board of directors of ART has authorized and approved the execution, delivery, and performance of this Agreement and the transaction contemplated hereby.

                  C.       Financial Statements.

                           (1) Prior to the  Closing,  ART will  provide  to VPB
                  Samana the following with respect to ART, if available:

                           (i)  financial statements, whether audited or not;

                           (ii)  pro-forma financial information;

                           (iii) any other documents that may be reasonably required by VPB Samana to complete its due diligence for the transactions contemplated in this Agreement.

                           (2) All such financial  statements have been prepared
                  in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The balance sheets of ART present fairly, as of their respective dates, the financial position of ART. ART did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles. and all assets reflected therein present fairly the assets of ART, in accordance with generally accepted accounting principles. The statements of operations, stockholder's equity, and cash flows present fairly the financial position and results of operations of ART as of their respective dates and for the respective periods covered thereby. ART maintains a standard system of accounting established and maintained in a manner permitting the preparation of financial statements in accordance with generally accepted accounting principles.

                  D. Information. The information concerning ART set forth in this Agreement and in any Schedules attached hereto is, as of the respective dates of such information, complete and accurate in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

                  E. No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transaction contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which ART is a party or to which any of its properties or operations are subject.

                  F. Governmental Authorization. ART has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its businesses in all material respects as conducted on the date of this Agreement. Except for the satisfaction of requirements of federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by ART of this Agreement and the consummation by ART of the transactions contemplated hereby.

                  G. Compliance with Laws and Regulations. ART has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of ART taken as a whole or except to the extent that noncompliance would not result in the occurrence of any material liability for ART.

                  H. Title to and Status of Securities Transferred to VPB Samana . ART has good and marketable title to all securities listed on Exhibit "A" hereto, free and clear of all mortgages, security interests, liens, pledges, charges, or encumbrances, except (a) statutory liens or claims not yet delinquent; and
                  (b) such imperfections of title as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. However, many or all of said securities are "restricted securities" as that term is defined pursuant to the Securities Act of 1933 (the "Act") and bear a legend substantially to the effect that the shares may not be transferred without being registered under the Act or the issuer thereof receiving an opinion of counsel satisfactory to the issuer that an exemption from registration is available. Therefore, the Exhibit "A" securities may not be immediately negotiable and, depending upon the issuer, may not be liquid in the future.

VII.     SPECIAL COVENANTS TO BE SATISFIED PRIOR TO CLOSING

                  A. Activities of VPB Samana and ART. Until Closing, VPB Samana and ART shall each:

                           (1) carry on its business in  substantially  the same
                  manner as it has heretofore;

                           (2) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                           (3) use its best efforts to maintain and preserve its
                  business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

                           (4) duly and timely file for all  taxable  periods on
                  or prior to the Closing Date all tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable during the period commencing on the date of this Agreement and ending on the Closing Date. All such tax returns shall be prepared in a manner consistent with the preparation of prior years' tax returns except as required by law or as agreed to by the parties hereto prior to the filing thereof;

                  (5) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal, state and municipal laws and all rules, regulations, and orders imposed by all governmental authorities.

                  B. Access to VPB Samana Properties and Records. VPB Samana will afford to the officers and authorized representatives of

                  ART full access to the properties, books, and records of VPB Samana in order that ART may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of VPB Samana and will furnish VPB Samana with such additional financial and operating data and other information as ART shall from time to time reasonably request.

                  C. Third-Party Consents. VPB Samana and ART agree to cooperate with each other in order to obtain any third-party consents to this Agreement and the transaction herein contemplated that are required.

VIII.    CONDITIONS PRECEDENT TO OBLIGATIONS OF ART

         The obligations of ART under this Agreement are subject to the satisfaction at or before the Closing, of the following conditions:

                  A. Accuracy of Representations. The representations and warranties made by the Pineda and Abreu and VPB Samana in this Agreement were true when made and shall be true at the Closing (except for changes therein permitted by this Agreement), and the Pineda and Abreu and VPB Samana shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by each prior to or at the Closing.

                  B. No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of VPB Samana, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of VPB Samana.

                  D.  Other  Items.  ART  shall   have   received  such  further
                  documents, certificates, or instruments relating to the transaction contemplated hereby as ART may reasonably request.

IX.      CONDITIONS PRECEDENT TO OBLIGATIONS OF VPB Samana

         The  obligations  of VPB Samana under this Agreement are subject to the
         satisfaction   at  or  before  the  Closing   Date,  of  the  following
         conditions:

                  A. Accuracy of Representations. The representations and warranties made by ART in this Agreement were true when made and shall be true at the Closing Date (except for changes therein permitted by this Agreement), and ART shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by ART prior to or at the Closing.

                  B. Other Items. VPB Samana shall have received such further documents, certificates, or instruments relating to the transaction contemplated hereby as VPB Samana may reasonably request.

X.       DISPUTE RESOLUTION

         A. Arbitration. Any controversy, claim or dispute of whatever nature arising out of or relating to this Agreement or the breach, termination, enforceability or validity thereof shall be determined by binding arbitration before a single arbitrator in London, England and in accordance with the commercial arbitration rules of the London Arbitration Association. Persons eligible to be selected as the arbitrator shall be limited to barristers at law who (1) are on the Large, Complex Case panel of the LAA, or who have professional credentials similar to the arbitrators listed on such panels, and (2) who have practices law for at least fifteen years as a barrister specializing in either general commercial litigation or general corporate and commercial litigation or general corporate and commercial matters.

                  The arbitrator shall base his or her award on applicable law and judicial precedent and include in such award a statement of reasons upon which the award is based. Judgment based upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

XI.      MISCELLANEOUS

                  A. Survival. All representations, warranties and covenants in this Agreement or pursuant hereto shall be deemed and construed to be continuing representations, warranties and covenants which shall survive the Closing Date and the execution and delivery of all instruments and documents herein provided for and any investigation at any time made on behalf of either party..

                  B. Headings. Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning of this Agreement or its interpretation.

                  C. Entire Agreement. This Agreement and the Exhibits hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

                  D. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

                  E. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by overnight delivery service, all charges prepaid, as follows:

                  To ART:

                           c/o First Anguilla Trust Co.
                           Victoria House, Box 58
                           Anguilla
                           BRITISH WEST INDIES

                  with a copy to:

                           ITEX Corporation
                           ATTN:  Legal Counsel
                           One Lincoln Center
                           P.O. Box 2309
                           Portland, OR 97208-2309
                           U.S.A.

                  To VPB Samana and Pineda and Abreu:

                           Mr. Jose Abreu
                           Dr. Jose Pineda
                           Calle 20, #3
                           El Embrujo II
                           Santiago
                           DOMINICAN REPUBLIC

                  To Quisqueya Lines & Constructora, C. por A.:
                           Mr. Jose Abreu
                           Quisqueya Lines & Constructores
                           Calle 20, #3
                           El Embrujo II
                           Santiago
                           DOMINICAN REPUBLIC

                  or at such other address as shall be furnished in writing by the party to the other, and shall be deemed to have been given as of the date so delivered or deposited with an overnight delivery service, as the case may be.

                  F. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument and together shall constitute the entire Agreement.

                  G. Applicable Law. This agreement shall be governed by and construed in accordance with the laws of the United Kingdom and in the English Language.

                  H. Attorney's Fees and Costs. In the event that any party institutes arbitration as permitted hereunder, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable legal fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

                  I. Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by either Party, such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the knowledge" of either Party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge contrary to the statements made (or omitted) regarding such matters.

                  J. Third-Party Beneficiaries. This Agreement is solely between ART on the one hand and the Selling Stockholders and VPB Samana on the other side and, except as specifically provided, no other person or entity shall be deemed to be a third party beneficiary of this Agreement.

                  K. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may be amended only by a writing signed by both Parties, with respect to any of the terms herein, and any term or condition of this Agreement may be waived or the time of performance thereof may be extended by a writing signed by the Party for whose benefit the provision is intended.

                  L. Brokers. Each party represents that there are no brokers or finders involved in the contemplated transaction, other than as prevously disclosed and payment to whom is the sole responsibility of the Pineda and Abreu.

         IN WITNESS WHEREOF, the parties have duly executed this Acquisition Agreement on the date above written.

Associated Reciprocal Traders, Ltd.

By First Auguilla Trust Company Ltd. Director
       By /s/ John O. Dyrud, Authorized Officer

                           Date:October 16, 1997

Pineda and Abreu:


By /s/ Jose L. Pineda
  -------------------
Jose Pineda

                           Date: October 16, 1997

By /s/ Jose Abreu
  ---------------
Jose Abreu

                           Date:October 16, 1997


Villa Punta Ballena C. por A.

By /s/ Jose L. Pineda
  -------------------
Jose L. Pineda, President

                           Date: October 16, 1997

Quisqueya Lines y Constructora C. por A.

By /s/ Jose Abreu
  ---------------
Jose Abreu
                           Date:October 16, 1997

                                    Exhibit A

                               List of Securities

Issuing Company                Address                        Equity         NASDAQ      # of Shares    Cost Basis
                                                                             Symbol
Acquest Corporation            914 Westwood Blvd              Common         AQST             2,500     $    5,000.00
310-995-9996                   Los Angeles, CA  90024         Preferred                      75,000

BioFlorescent Technologies     7373 N. Scottsdale Road        Common         BFTI           200,000        500,000.00
602-596-0269                   Suite D222
                               Scottsdale, AZ  85253

Biostasis Corporation          P. O. Box 17260                Preferred      BSAS             4,000        400,000.00
 Gold Coast Resources          Salt Lake City, UT  84117
801-273-8260

BRIA Communications, Inc.      268 West 400 South             Common         XTRMA          500,000        500,000.00
801-575-8073                   Suite 300
                               Salt Lake City, UT  84010

FRC Racing Products, Inc.      101 North Industrial Parkway   Common         FRCR            20,000        500,000.00
319-422-6244                   West Union, Iowa

Nordic                         4485 S. Abinadi                Preferred                      40,000        400,000.00
                               Salt Lake City, UT 84010

North American Resorts, Inc.   301 East Hillcrest Street      Preferred      NIAR            50,000        500,000.00
407-841-1917                   Orlando, FL  32801
OTS Holdings                                                  Preferred      OTSH             5,000        500,000.00

Parkside LABCO                 P. O. Box 273                  Common         LBCO           165,000           500,000
Pharmaceuticals, Inc.          Califon, NJ
888-832-7588

Valufax, Inc.                  4485 S. Abinadi                Preferred                       4,000        400,000.00
                               Salt Lake City, UT 84010
                                                                                             Shares     $4,955,000.00
Accrued dividends:
    OTS Holdings                                                                                            84,054.79
    North American Resorts                                                                                  35,136.99
    Acquest, Inc.                                                                                           67,500.00
                                                                                                        -------------
                                                                                             Total      $5,141,691.78
